[Form of Face of Medium-Term Note]

     Unless this certificate is presented by an authorized representative of The Depository Trust company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


                                                             CUSIP 459200 [ ]


                 INTERNATIONAL BUSINESS MACHINES CORPORATION
                               MEDIUM-TERM NOTE
                  (Due one year or more from date of issue)
                         (Fixed Rate Non-Redeemable)


Registered No. R-                       Interest Payment Dates:

Designation: Fixed Rate Medium-Term     Original Issue Date:
Notes Due
                                        Maturity Date:
Principal Amount: $
                                        Regular Record Date: Fifteenth
Issue Price (as a percentage of           calendar day (whether or not a
Principal Amount):      %                 Business Day) prior to the
                                          corresponding Interest Payment Date
Interest Rate:


     INTERNATIONAL BUSINESS MACHINES CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to or registered assigns the principal sum of



Dollars, subject to adjustment as set forth below, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, on the Maturity Date specified above in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and to pay interest on the Interest Payment Dates specified above on said principal sum at said office or agency, in like coin or currency, at the Interest Rate specified above from the Interest Payment Date next preceding the date of authentication of this Note to which interest has been paid on the Notes, unless the date of authentication of this Note is a date to which interest has been paid, in which case from the date of authentication of this Note, or unless no interest has been paid on the Notes, in which case from the Original Issue Date specified above, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date of authentication of this Note is after a Regular Record Date specified above and before the next following Interest Payment Date, this Note shall bear interest from such Interest Payment Date, unless the Company shall default in the payment of interest due on such Interest Payment Date, in which case this Note shall bear interest from the next preceding Interest Payment Date to which interest has been paid on the Notes, or unless no interest has been paid on the Notes, in which case this Note shall bear interest from the Original Issue Date. The interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date, unless the Original Issue Date is after a Regular Record Date and before the next following Interest Payment Date, in which case interest will be paid on the Interest Payment Date following the next succeeding Regular Record Date to the person in whose name the Note is registered at the close of business on such next succeeding Regular Record Date, unless the Company shall default in the payment of interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest established by notice to the registered holders of Notes not less than 10 days preceding such special record date. Payment of interest may, at the option of the Company, be made by check mailed to the registered address of the person entitled thereto. Notwithstanding the foregoing, interest payable at maturity shall be payable to the person to whom the principal is payable. If any payment of principal or interest is due on a day that is not a Business Day (as hereinafter defined), that payment may be made on the next day that is a Business Day. No additional interest will accrue as a result of the delay in payment. A "Business Day" is any day that is not a Saturday or Sunday or a day on which commercial banks in The City of New York are required or authorized to be closed.

     This Note is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (hereinafter called the "Securities"), of the series hereinafter specified, all issued or to be issued under an Indenture dated as of October 1, 1993, as amended by the First Supplemental Indenture thereto dated as of December 15, 1995 (hereinafter called the "Indenture"), duly executed and delivered by the Company to The Chase Manhattan Bank (National Association), a national banking association existing under the laws of the United States of America, as trustee (hereinafter called the "Trustee"), to which Indenture reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to redemption provisions, covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series designated above (herein called the "Notes") issued under the Indenture.

     Interest on the Notes will be calculated based on a year of 360 days consisting of 12 months of 30 days each.

     Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                     INTERNATIONAL BUSINESS MACHINES
                                     CORPORATION

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION
                                     By

   This is one of the
Securities of the Series
designated herein issued under
the within-mentioned
Indenture.                           ________________________________

THE CHASE MANHATTAN BANK
(National Association),
as Trustee
                                     By
                          [SEAL]
By:
         Authorized Officer          ________________________________

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

     All percentages resulting from any calculation will be rounded, if necessary, to the nearest one-hundred thousandth of a percent, with five one- millionths of a percent rounded upwards (e.g, 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

                                                  shall be the
initial Calculation Agent.

     In case an Event of Default with respect to the Notes as defined in the Indenture shall have occurred and be continuing, the principal hereof together with accrued interest thereon, if any, may be declared, and upon such dec- laration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of all series to be affected (acting as one class) to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the holders of the Securities of such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of the principal of, or any installment of principal of or interest on, any Security; (ii) reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof; (iii) impair the right to institute suit for the enforcement of any such payment on or after the fixed maturity thereof (or, in the case of redemption, on or after the redemption date); (iv) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (v) change any obligation of the Company, with respect to outstanding Securities of a series, to maintain an office or agency in the places and for the purposes specified in the Indenture for such series; or (vi) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding Securities the consent of the holders of which is required to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding Securities of such series or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Security affected thereby. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Securities of a series at the time outstanding may on behalf of the holders of all the Securities of such series waive any past default under the Indenture with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest, if any, on any Security of such series or in respect of a covenant or provision which cannot be modified without the consent or waiver by the holder of each outstanding Security of the series affected. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     The Indenture permits the Company to Discharge its obligations with respect to the Notes on the 91st day following the satisfaction of the conditions set forth in the Indenture, which include the deposit with the Trustee of money or U.S. Government Obligations or a combination thereof sufficient to pay and discharge each installment of principal of (including premium, if any, on) and interest, if any, on the outstanding Notes.

     The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof. In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for an equal aggregate principal amount of Notes of other authorized denominations at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City and State of New York.

     Upon due presentment for registration of transfer of this Note at the office or agency of the Company for such registration in the Borough of Manhattan, The City and State of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the registered holder hereof as the owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of the principal and interest on this Note, as herein provided, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

     No recourse for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Terms used but not defined in this Note shall have the same meanings assigned in the Indenture. This Note shall be governed by and construed in accordance with the laws of the State of New York.
               ---------------------------------------------
                               ABBREVIATIONS

     The following abbreviation, when used in the inscription of the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  --  as tenants in common        UNIF GIFT MIN ACT--
TEN ENT  --  as tenants by the           ___________Custodian__________
             entireties                  (Cust)              (Minor)
JT TEN   --  as joint tenants with       Under Uniform Gifts to Minors
             right of survivorship       Act________________________
             and not as tenants in                (State)
             common

   Additional abbreviations may also be used though not in the above list.
                ---------------------------------------------

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
                            and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

---------------------------------

----------------------------------------------------------------------------
   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
                                  ASSIGNEE

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the within Note and all rights thereunder, hereby irrevocably constituting and appointing


------------------------------------------------------------------- attorney to transfer said Note on the books of the Company with full power of substitution in the premise.


Dated:_________________________
                                      NOTICE:  The signature to this
                                      assignment must correspond with the
                                      name as written upon the face of the
                                      within instrument in every
                                      particular, without alteration or
                                      enlargement or any change whatever.